                                                                    Exhibit 23.2
                                                                    ------------



                   Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated April 20, 2001 included in AmericasDoctor.com, Inc.'s Registration Statement on Form 10 for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.

                                                             ARTHUR ANDERSEN LLP


Chicago, Illinois
August 17, 2001